Exhibit 4.1
NXSTAGE MEDICAL, INC.
SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 22nd day of May, 2008, by and between NxStage Medical, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), with its principal offices at 439 S. Union Street, 5th Floor, Lawrence, MA, and each of the Investors whose name and address is set forth on the signature page hereof (each, an “Investor”).
RECITALS
     A. The Company has authorized the sale and issuance of up to 9,555,556 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase 1,911,111 shares of the Company’s Common Stock (the “Warrant Shares”) to certain investors in a private placement (the “Offering”).
     B. The Company and the Investors agree that the Investors whose names appear on the signature pages hereto will purchase from the Company and the Company will issue and sell to the Investors in aggregate                      Shares and a Warrant to purchase                      Warrant Shares, for a purchase price of $4.50 per share, or an aggregate purchase price of $                    , in the amounts set forth opposite their respective names on the signature pages hereto and upon the terms and conditions set forth in this Agreement. In addition, the Other Investors (as defined below) may purchase up to 4,000,000 additional Shares and Warrants to purchase up to 800,000 additional Warrant Shares, for a purchase price of $4.50 per share, or an aggregate purchase price of up to $18,000,000. Unless otherwise requested by an Investor, the Warrants and certificates representing such Shares purchased by any Investor will be registered in the Investor’s name and address as set forth below. The Warrants shall have the rights, preferences, privileges and restrictions as set forth in the form of Warrant attached as Exhibit A.
     C. The Company and each of the Investors are executing and delivering this Agreement in reliance upon the exemption from securities regulation afforded by Section 4(2) of the Securities Act (as defined in Section 3), and Rule 506 under Regulation D.
     IN CONSIDERATION of the premises and mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:
     SECTION 1. Authorization and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 9,555,556 Shares and Warrants to purchase up to 1,911,111 Warrant Shares.

     SECTION 2. Agreement to Sell and Purchase the Shares and Warrants; Subscription Date.
     2.1 At the Closing (as defined in Section 3), the Company will sell to the Investors and each Investor will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants to purchase the number of Warrant Shares set forth opposite such Investor’s name on the signature pages hereto.
     2.2 With respect to all other sales of Shares and Warrants in the Offering, the Company will enter into the same form of Securities Purchase Agreement, on substantially the same terms as this Agreement (and in any event on terms no more favorable to such other purchasers), with the purchasers of such other Shares and Warrants (the “Other Investors”). The initial Investors party hereto and the Other Investors are hereinafter sometimes collectively referred to as the “Investors” or individually as the “Investor,” and this Agreement and the agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements”. The Company may accept executed Agreements from Other Investors for the purchase of Shares and Warrants commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the date (the “Subscription Date”) on which the Company has executed Agreements with Investors for the purchase of up to 9,555,556 Shares and Warrants to purchase up to 1,911,111 Warrant Shares. The Company may not enter into any Agreements after the Subscription Date.
     2.3 Notwithstanding any contrary provisions of the Agreements, the obligations of each Investor under any Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the representations and warranties and the performance of the obligations of any other Investor. Nothing contained herein, and no action taken by any Investor, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Investor shall be entitled to protect and enforce its rights independently, including without limitation the rights arising out of its Agreement and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     SECTION 3. Delivery of the Shares and Warrants at the Closings.
     3.1 The completion of the purchase and sale of the Shares and Warrants by the Investors (the “First Closing”) shall occur on May 28, 2008 at the offices of O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, California 94025; provided, however, that the closing (the “Second Closing”) for the purposes of (i) any sale of Shares and Warrants to Investors who are officers or directors of the Company, or their affiliates, or to Investors who are currently holders of more than 5% of the Company’s outstanding stock (collectively, the “Affiliate Investors”) and (ii) any sale of Shares and Warrants to non-Affiliate Investors other than OrbiMed shall be subject to such stockholder approval and shall be the date which is one business day following such stockholder approval; provided, further, that no Other Investor shall be included in the First Closing without the consent of OrbiMed (which consent shall not be unreasonably withheld). The Investors participating in the Second Closing shall place the full purchase price for the Shares and Warrants being purchased by them hereunder in escrow (the “Escrow”) pursuant to the terms of the Escrow Agreement (defined below) at the First Closing. Each of the First Closing and the Second Closing shall be referred to as a “Closing.” The date of the Second Closing shall be referred to as the “Closing Date.” Promptly following the applicable Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares and Warrants to purchase the number of Warrant Shares, each as set forth pursuant to Section B of the Recitals of the Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the signature page of the Agreement, in the name of a nominee designated by the Investor. For the avoidance of doubt, for the purpose of the First Closing, the only Investors are those represented by OrbiMed.
     3.2 The Company’s obligation to issue and deliver the Shares and Warrants to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by U.S. Bank National Association (the “Escrow Agent”) under the Escrow Agreement to be entered into by and between the Company and the Escrow Agent (the “Escrow Agreement”) of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares and Warrants being purchased hereunder as set forth in Section B of the Recitals herein; and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.
     3.3 The Investor’s obligation to purchase the Shares and Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor in its sole discretion: (a) each of the Affiliate Investors shall have executed and delivered to the Company voting agreements substantially in the form attached as Exhibit C with respect to the voting of the shares of Common Stock; (b) the representations and warranties of the Company set forth herein shall be true and correct in all material respects (and shall be true and correct in all respects in the case of any representations and warranties qualified by materiality or Material Adverse Effect) as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) ; (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, or exercising, any of the Shares or Warrants in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”) seeking to effect any of the foregoing; and (d) the Investor shall have received such documents as such Investor shall reasonably have requested, including, a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth herein have been satisfied and a standard opinion of the Company’s counsel as to the matters set forth in Section 4.2 and as to exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), of the sale of the Shares and Warrants.
     3.4 Form D. No later than fifteen (15) days after the Closing, the Company shall file a Form D with respect to the Shares as required under Regulation D and shall provide a copy thereof to the Investor promptly after filing.

     3.5 Legal Opinion. Prior to the Closing, O’Melveny & Myers LLP, counsel to the Company, will deliver its legal opinion to the Investors substantially in the form attached as Exhibit D to this Agreement. Such opinion shall also state that each of the Investors may rely thereon as though it were addressed directly to such Investor.
     3.6 Certificate. At the Closing, the Company will deliver to the Investor a certificate executed by the chief executive officer, or the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Investor, to the effect that the representations and warranties of the Company set forth in Section 4 are true and correct in all material respects (and in all respects with respect to representations and warranties qualified by materiality or Material Adverse Effect) as of the Closing Date (except for representations and warranties made as of a certain date, which were true and correct in all material respects as of such date), and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.
     3.7 Special Meeting. The Company shall call a special meeting of its stockholders, as promptly as practicable following the First Closing, to vote on proposals and to approve the issuance of shares contemplated by the Second Closing (the “Stockholder Proposal”). The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders vote in favor of the Stockholder Proposal.
     SECTION 4. Representations, Warranties and Covenants of the Company. Except as described in or specifically contemplated by the Company’s Exchange Act Documents, the Company hereby represents and warrants to, and, as applicable, covenants with, the Investor as follows:
     4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined in Section 4.18).
     4.2 Authorized Capital Stock. As of March 31, 2008, (i) the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred Stock, par value $0.001 per share, of which 36,794,096 shares of Common Stock and no shares of Preferred Stock were issued and outstanding; (ii) outstanding non-qualified options granted by the Company to purchase 40,622 shares of Common Stock; (iii) outstanding options and restricted stock granted pursuant to the Company’s 1999 Stock Option and Grant Plan and 2005 Stock Incentive Plan to purchase a total of 5,276,313 shares of Common Stock; (iv) there were available for future grant under the Company’s stock option and employee stock purchase plans a total of 1,923,354 shares of Common Stock; and (v) there were no outstanding warrants to purchase shares of Common Stock. The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except for stock options and other awards granted under the option, award and purchase plans of the Company as described in or specifically contemplated by the Company’s Exchange Act Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.
     4.3 Due Authorization, Due Execution, and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements and the Warrants, and the Agreements and the Warrants have been duly authorized and validly executed and delivered by the Company. The Shares and the Warrants being purchased by the Investor hereunder and the Warrant Shares issuable pursuant to the Warrants will, upon issuance and payment therefor pursuant to the terms hereof and thereof, be duly authorized, validly issued, fully-paid, nonassessable and free and clear of all liens. The Company has reserved from its duly authorized capital stock, the maximum number of shares of Common Stock and Warrant Shares issuable pursuant to this Agreement and the Warrants.
     4.4 Delivery and Performance of this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, nor will it conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under or resulting in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, any agreement, mortgage, deed of trust, lease, license, credit facility, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its respective properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties, except in such case where such conflict, breach, violation or default would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization, waiver or other order of, or filing, registration with, or notice to, any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares. The Company has validly executed and delivered this Agreement, and assuming the valid execution hereof by the Investor, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4.5 Accountants. The firm of Ernst & Young, LLP, which has expressed its opinion with respect to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, has represented that it is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).
     4.6 Contracts. Except as described in or contemplated by the Company’s Exchange Act Documents, the contracts that are material to the Company are in full force and effect on the date hereof; neither the Company nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts; to the Company’s knowledge no event has occurred that with the giving of notice or the passage of time or both would give rise to such breach or default in each case, except where such breach or default would not reasonably be expected to have a Material Adverse Effect;
     4.7 No Actions. Except as described in or contemplated by the Company’s Exchange Act Documents, (i) there are no legal or governmental actions, suits, proceedings, investigations pending and (ii) to the Company’s knowledge, there are no legal or governmental actions, suits, proceedings or investigations threatened, to which the Company is or may be a party or subject or of which property of the Company is or may be the subject, or related to applicable environmental or discrimination matters, or instituted by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, any state securities commission or other governmental or regulatory entity, except for such actions, suits, proceedings or investigations which, individually or in the aggregate, would not prevent or reasonably be expected to prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and, to the Company’s knowledge, no labor disturbance by the employees of the Company exists, or is imminent which is reasonably expected to have a Material Adverse Effect. The Company is not party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.
     4.8 Properties. The Company has good and marketable title to all the tangible properties and assets reflected as owned by it in the consolidated financial statements incorporated by reference in the Company’s Exchange Act Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or disclosed in or contemplated by the Company’s Exchange Act Documents, or (ii) those which are not material in amount and do not materially adversely affect the use made of such property by the Company. Except as described in or contemplated by the Company’s Exchange Act Documents, the Company holds its leased properties under valid and binding leases, subject to such exceptions as are not materially significant in relation to its business.
     4.9 Patents and Trademarks. To the knowledge of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with its businesses as described in the Company’s Exchange Act Documents and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person. To the knowledge of the Company, all such Intellectual Property Rights are valid and enforceable.

     4.10 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, to the best knowledge of the Company, prudent and customary in the businesses in which the Company is engaged. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     4.11 No Material Change. Since December 31, 2007 and except as described in or contemplated by the Exchange Act Documents, (i) the Company has conducted its business in all material respects in the ordinary course, consistent with past practice, (ii) the Company has not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction and no event or events have occurred, in each case which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect; (iii) the Company has not sustained any material loss or damage to its physical properties or assets from fire, flood, windstorm, accident or other calamity not covered by insurance; (iv) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company has not defaulted in the payment of principal or interest on any outstanding debt obligations; and (v) there has not been any change in the capital stock of the Company other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive or stock purchase plans, or any increase in indebtedness material to the Company.
     4.12 Taxes. Except as described in or contemplated by the Company’s Exchange Act Documents, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a material tax deficiency which has been or might be asserted or threatened against it nor to the Company’s knowledge is there any basis for any such claims to be asserted or threatened which could reasonably be expected to have a Material Adverse Effect.
     4.13 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
     4.14 Securities Act. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any securities to be issued pursuant to this Agreement) which would subject the offer, issuance or sale of the Shares contemplated by this Agreement to the registration requirements of Section 5 of the Securities Act.
     4.15 Additional Information.
     (a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “Exchange Act Documents”):
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC on March 7, 2008;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 filed with the SEC on May 12, 2008;

3.	The Company’s Current Reports on Form 8-K, filed with the SEC on April 2, 2008, May 8, 2008, May 12, 2008;

4.	The Company’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Stockholders filed with the SEC on April 29, 2008; and

5.	Any future filings the Company makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the Closing, the existence of which filings the Company will promptly make known to the Investors prior to the Closing.
     (b) In furtherance and not in limitation of the provisions of Section 4.15(a), the financial statements of the Company and the related notes contained in or incorporated by reference into any Company Report filed with the SEC prior to the date of this Agreement (the “Company Financial Statements”) (i) have been prepared from and in accordance with the books and records of the Company, (ii) complied as to form, as of their respective dates of filing with the SEC, in all material respects, with the applicable accounting requirements and with the published regulations of the SEC with respect thereto and (iii) present fairly in all respects, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, except to the extent any inaccuracies or omissions therein do not represent events or conditions that would reasonably be expected to have a Material Adverse Effect and subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles. Such consolidated financial statements (including the related notes) have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.
     4.16 Reporting Company; Form S-3.
     (a) The Company is subject to the reporting requirements of the Exchange Act and since April 30, 2007 has filed all reports registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity (collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith. As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities. To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.
     (b) The Company satisfies the registrant requirements for the use of a registration statement on Form S-3 to register the Shares and the Warrant Shares for resale by the Investor under the Securities Act. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of the registration statement on Form S-3 for the resale of the Shares and Warrant Shares by the Investor contemplated by Section 7 of this Agreement.
     4.17 Quotation on Nasdaq. The Company has not, in the twelve (12) months preceding the date hereof, received notice (written or oral) from the Nasdaq Global Market System (“Nasdaq”), any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is in material compliance with all such listing and maintenance requirements. The Company shall use its commercially reasonable efforts to maintain the designation and quotation, or listing, of the Common Stock on the Nasdaq or on another national securities exchange for a minimum of two (2) years following the Closing Date.
     4.18 Material Adverse Effect. As used in this Section 4, the term “Material Adverse Effect” means any circumstance or event which, individually or in the aggregate with any other circumstances or event, has a material adverse effect on the, business as it is currently conducted, assets, liabilities, financial condition or operations of the Company.
     (a) No Defaults; Compliance With Law. The Company is not in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, credit facility, permit or other instrument to which it is a party or by which it or any of its properties are bound except where such violation, breach or default would not reasonably be expected to result in a Material Adverse Effect. Except as described in or contemplated by the Company’s Exchange Act Documents, the Company has all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company. Except as described in or contemplated by the Company’s Exchange Act Documents, the Company has complied in all material respects and is not in default or violation in any respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity, other than such noncompliance, defaults or violations that would not reasonably be expected to have a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, to the knowledge of the Company, no Governmental Entity has placed any material restriction on the business or properties of the Company.
     4.19 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
     4.20 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for continued research and development, manufacturing and marketing, working capital and general corporate purposes.
     4.21 Price of Common Stock. The Company has not taken any action intended to stabilize or manipulate the price of the Company’s shares of the Common Stock to facilitate the sale or resale of the Shares.
     4.22 Transactions With Affiliates and Employees. Except as described in or contemplated by the Company’s Exchange Act Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.
     4.23 Internal Accounting Controls. Except to the extent that the failure to do so would not be expected to result in a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except to the extent that the failure to do so would not be expected to result in a Material Adverse Effect, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.
     SECTION 5. Representations, Warranties and Covenants of the Investor.
     5.1 The Investor represents and warrants to, and covenants with, the Company that: (i) (A) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares and the Warrants, including investments in securities issued by the Company and investments in comparable companies, and subject to the accuracy of the Company’s representations and warranties, has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and the Warrants and (B) the Company has made available to the Investor, prior to the date hereof, the opportunity to ask questions of and receive complete and correct answers from representatives of the Company concerning the terms and conditions of the Shares and the Warrants and to obtain any additional information relating to the financial condition and business of the Company and the Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment in the Shares and the Warrants; (ii) the Investor is acquiring the number of Shares and the Warrants to purchase the number of Warrant Shares, each as set forth in Section 3 of the Agreement in the ordinary course of its business and for its own account and with no present intention of distributing any of such Shares, Warrants or Warrant Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, Warrants or Warrant Shares (other than pursuant to the Registration Statement or in compliance with applicable laws); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares and the Warrants except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Investor Questionnaire, a form of which is attached hereto as Exhibit B (the “Investor Questionnaire”) and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date and the Filing Date; (v) upon request of the Company, the Investor will notify the Company of any change in any of the information provided to the Company pursuant to Section 7.1(a) until such time as the Investor has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares and the Warrants to purchase the number of Warrant Shares, each as set forth in Section 3 of the Agreement, relied only upon the Exchange Act Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares and the Warrants has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.
     5.2 The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, Warrants or Warrant Shares, or possession or distribution of offering materials in connection with the issue of the Shares, Warrants or Warrant Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Shares, Warrants or Warrant Shares or has in its possession or distributes any offering material, in all cases at its own expense.
     5.3 The Investor hereby covenants with the Company not to make any sale of the Shares, Warrants or Warrant Shares without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied (whether by delivery of the Prospectus or pursuant to and in compliance with an exemption from such requirement), and the Investor acknowledges that, subject to removal in accordance with the terms hereof, the Warrants and certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.
     5.4 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) assuming the valid execution hereof by the Company, this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     5.5 Neither the Investor nor any person acting on its behalf or at its direction has engaged in any sale of Common Stock (including without limitation any short sale, pledge, transfer or establishment of an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act) during the 90 days immediately preceding the date of this Agreement (other than "program trades"). Investor will not use any of the restricted Shares acquired pursuant to this Agreement, or the Warrant Shares acquired pursuant to the Warrants, to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws and otherwise will comply with federal securities laws in the holding and sale of the Shares, Warrants and Warrant Shares.
     5.6 The Investor understands that nothing in the Exchange Act Documents, this Agreement, the Warrant or any other materials presented to the Investor in connection with the purchase and sale of the Shares and the Warrants constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and the Warrants.

     5.7 The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.
     5.8 The Investor acknowledges the following disclosure, which is set forth herein as required pursuant to Section 25102(a) of the California Corporate Securities Law of 1968 (provided that, subject to the accuracy of the Investors’ representations and warranties to the Company, the Company represents that the sale of the Shares is so exempt):
“THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.”
     5.9 The Investor covenants that the Investor shall deliver to the Company the completed Investor Questionnaire prior to the Second Closing.
     SECTION 6. Other Agreements.
     6.1 Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares and the Warrants being purchased and the payment therefor until the expiration date of the Company’s obligation to keep the Registration Statement effective pursuant to Section 7.1(c).
     6.2 Legends. Certificates evidencing the Shares and Warrant Shares (other than those evidencing the Shares and Warrant Shares held by the Investor or any Affiliate Investors, which shall bear the least restrictive legend the Company requires for certificates evidencing             shares of the Company’s Common Stock held by affiliates of the Company) shall not contain any legend (including the legend set forth in Section 7(a) of the Warrants), (i) while a registration statement (including the Registration Statement (as defined herein)) covering the resale of such security is effective under the Securities Act and such security has been sold pursuant to such registration statement, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(d)(1), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Required Effective Date (as defined herein) if required by the Company’s transfer agent to effect the removal of the legend hereunder. The Company agrees that following the Required Effective Date or at such time as such legend is no longer required under this Section 6.2, it will, no later than ten (10) business days following the delivery by the Investor to the Company or the Company’s transfer agent of: (i) a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend; and (ii) any other documentation reasonably requested by the Company, its counsel or its transfer agent, deliver or cause to be delivered to the Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 6.2.
     SECTION 7. Registration of the Shares and Warrant Shares; Compliance with the Securities Act.
     7.1 Registration Procedures and Other Matters. The Company shall:
     (a) Subject to receipt by the Company of a completed Investor Questionnaire from the Investor as of the Closing Date, as soon as reasonably practicable, but in no event later than the earlier (the “Filing Date”) of (i) thirty (30) calendar days following the Closing Date and (ii) one hundred and twenty (120) calendar days following the First Closing, prepare and file with the SEC a Registration Statement on Form S-3 relating to the sale of the Shares, the Warrant Shares and any other shares of capital stock or other equity interests issued or issuable with respect to the foregoing by way of stock dividends, stock split or distribution or in connection with any combination of shares, merger, recapitalization, reorganization or similar event (collectively, “Registrable Securities”) by the Investor and the Other Investors from time to time on the Nasdaq or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions (the “Registration Statement”). If Form S-3 is not available at that time, the Company will file a registration statement or such form as is then available to effect a registration of the Registrable Securities, subject to the consent of the holders of a majority of the Registrable Securities, which consent shall not be unreasonably withheld;
     (b) use its commercially reasonable efforts, subject to receipt of necessary information from the Investors, to cause the SEC to declare the Registration Statement effective within one hundred and twenty (120) calendar days after the Closing Date, or if no Second Closing has occurred within one hundred and twenty (120) days of the date hereof, the later (the “Required Effective Date”) of (i) one hundred and eighty (180) days after the First Closing or (ii) ninety (90) days after the Company has received completed Investor Questionnaires from any Investor participating in the First Closing. The Company’s reasonable commercial efforts will include, but not be limited to, promptly responding to all comments received from the staff of the SEC. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will, subject to its rights under this Agreement, use its commercially reasonable efforts to cause the Registration Statement to become effective within five (5) business days after such SEC notification;
     (c) use its reasonable best efforts to promptly prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) the date on which the Investors and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7.2 (each, a “Holder”), may sell all Registrable Securities held thereby without registration, pursuant to Rule 144 of the Securities Act and can be sold in one transaction without limitation in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act, if applicable, or (ii) such time as all Shares and Warrant Shares purchased by all Investors in the Offering have been sold pursuant to a Registration Statement. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Shares and Warrant Shares pursuant to the Registration Statement;
     (d) furnish to each Holder and the underwriters, such number of copies of the Registration Statement and each amendment and supplement thereto (including in each case all exhibits) and of prospectuses or preliminary prospectuses, in conformity with the Securities Act, and such other documents as the Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition or distribution of all or any of the Registrable Securities by the Holders; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Holders shall be subject to the receipt by the Company of reasonable assurances from the Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;
     (e) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1; (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;
     (f) notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
     (g) bear all expenses in connection with the procedures in this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, including reasonable fees and expenses, if any, of one counsel representing the Investors, if any;

     (h) give prompt written notice to each Holder:
     (i) when the Registration Statement is filed or any amendment thereto has been filed with the SEC and upon the effectiveness of the Registration Statement, and any post-effective amendments thereto;
     (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;
     (iii) of the receipt by the Company of any stop orders of the SEC with respect to the Registration Statement or the initiation of any proceedings for that purpose, and of the lifting of any such order;
     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (v) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the Registration Statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
     (vi) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 7.1(l) cease to be true and correct.
     (i) use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 7.1(h)(iii) at the earliest practicable time;
     (j) upon the occurrence of any event contemplated by Section 7.1(f) or 7.1(h)(vi), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 7.1(h)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension (each, a “Suspension”) may be in effect in any 365 day period shall not exceed 30 days. The Company acknowledges and agrees that nothing contained in this Agreement (including any Suspension of the prospectus as contemplated herein) shall limit in any way the Investor's trading activity with respect to securities of the Company other than Shares and Warrant Shares;

     (k) use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book entry form in accordance with any procedures reasonably requested by Holder or any managing underwriter(s);
     (l) if selling Registrable Securities in a public offering for which the reasonably anticipated aggregate price to the public, net of expenses, would exceed U.S. $20,000,000, enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows”, similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not be required to (i) enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company in which an affiliate of the Company acts as an underwriter; (ii) enter more than one underwriting agreement or permit more than one underwritten offering pursuant to this Agreement; or (iii) extend any underwritten offering beyond the period recommended by the underwriters;
     Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (f) of this Section 7.1, that the Investor shall furnish to the Company a completed Investor Questionnaire, a form of which is attached hereto as Exhibit B, providing such information regarding itself, the Registrable Securities to be sold by the Investor, and the intended method of disposition of such Registrable

Securities as shall be required to effect the registration of such Registrable Securities, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.
     The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) one hundred twenty (120) days after such SEC notification, or (ii) one hundred fifty (150) days after the initial filing of the Registration Statement with the SEC. Notwithstanding the foregoing, the parties understand and agree that the Company shall not be obligated to retain an underwriter with respect to the offer and sale of Shares pursuant to the Registration Statement except as set forth in Section 7.7 herein.
     7.2 Transfer of Shares and Warrant Shares After Registration; Assignment of Rights.
     (a) While the Registration Statement is effective and available for resale, the Investor agrees that it will not effect any disposition of the Shares or Warrant Shares or its right to purchase the Shares or Warrant Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 hereof or pursuant to an applicable exemption from registration, the availability of which is confirmed in writing by counsel to the Investor (the form, substance and scope of which opinion shall be reasonably acceptable to the Company) and delivered to the Company, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.
     (b) The rights of the Investor to registration of Registrable Securities pursuant to Section 7.1 may be assigned by Investor to (i) an Affiliate or other investment vehicle managed or advised by OrbiMed or one or more of its affiliates, to which Registrable Securities are transferred, or (ii) to any transferee or assignee of Registrable Securities to which there is transferred to such transferee no less than $10,000,000 in Registrable Securities; provided, however, the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.
     7.3 Indemnification; Liquidated Damages.
(i)	For Purpose of this Agreement, the term “Holder/Affiliate” shall mean any affiliate of the Holder (as defined in Rule 405 under the Securities Act) and any person who controls the Holder or any affiliate of the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, officers, employees agents and Affiliates; and

(ii)	For purpose of this Section 7.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.
     (a) The Company agrees to indemnify and hold harmless the Holder and each Holder/Affiliate against any and all losses, claims, damages, liabilities or expenses, joint or several, to which the Holder or Holder/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any material breach of the representations and warranties of the Company contained in this Agreement, or any material breach by the Company of its obligations hereunder, and will reimburse the Holder or Holder/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Holder or Holder/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein, or (ii) the failure of the Holder to comply with the covenants and agreements contained in Section 5.3 or Section 7.2 hereof respecting the sale of the Shares and Warrant Shares, or (iii) the inaccuracy of any representations made by the Investor herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.
     (b) The Investor will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Investor) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 5.3 or Section 7.2 hereof respecting the sale of the Shares and Warrant Shares, or (ii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use therein; provided, however, that the obligations of the Investor under this Section 7.3 shall not exceed the net proceeds to such Investor from the sale of Shares and Warrant Shares pursuant to such Registration Statement.
     (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof, provided, that the failure of an indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have prejudiced the indemnifying party. Subject to provisions hereinafter stated, in case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party, based upon the advice of such indemnified party’s counsel, shall have reasonably concluded that there is an actual conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action (including indemnified parties under Agreements with Other Investors, plus local counsel, if appropriate). In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.
     (d) The Investor hereby acknowledges that it is a sophisticated business person who was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and is fully informed regarding said provisions. Each of the Company and the Investor is advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and each of the Company and the Investor hereby expressly waives and relinquishes any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agrees not to attempt to assert any such defense.
     (e) Contribution. If a claim for indemnification under Section 7.3(a) or 7.3(b) is unavailable to an indemnified party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses, claims, damages, liabilities or expenses shall be deemed to include any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 7.3 was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.3(e) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.3(e), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Investor from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud or intentional misrepresentation by the Investor.

     (f) The Company and the Investor agree that the Investor and each other Holder will suffer damages if the Registration Statement is not declared effective by the SEC on or prior to the Required Effective Date. The Company and the Investor further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if the Registration Statement is not declared effective by the SEC on or prior to the Required Effective Date, the Company shall pay as liquidated damages for such failure and not as a penalty (the “Liquidated Damages”) to each Holder an amount equal to one percent (1%) of the total purchase price paid by the applicable Investor pursuant to this Agreement for the Registrable Securities then held by such Holder that have not been sold under a registration statement or pursuant to Rule 144 for each 30 day period after or the Required Effective Date, pro rated for any period less than 30 days, following or the Required Effective Date, until the Registration Statement has been declared effective by the SEC. Payments to be made pursuant to this Section 7.3(f) shall be due and payable in cash to a Holder immediately upon demand of such Holder. Furthermore, after the effectiveness of the Registration Statement, if the Holder shall be unable or prohibited from selling Shares and Warrant Shares under the Registration Statement other than as a result of a Suspension of not more than thirty (30) days in any 365 day period and if the Holder is unable during this period to sell Shares and Warrant Shares under Rule 144 or an exemption from registration, then the Company shall pay as Liquidated Damages to the Holder an amount equal to one percent (1%) of the total purchase price paid by the applicable Investor pursuant to this Agreement for the Registrable Securities then held by such Holder that have not been sold under a registration statement or pursuant to Rule 144 for each 30 day period in which such inability to sell is in effect or a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, pro rated in each case for any period less than 30 days. For purposes of this Section 7.3, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Holder pursuant to Section 9 of this Agreement. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay any Liquidated Damages to more than one Holder in respect of the same Shares or Warrant Shares for the same period of time. The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Holder if the Registration Statement has not been declared effective by the SEC on or prior to the Required Effective Date, or if a Suspension exceeds the maximum allowed period.
     7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares and Warrant Shares shall cease and terminate as to any particular number of the Shares upon the earliest to occur of (i) the sale of the Shares and Warrant Shares pursuant to the Registration Statement or (ii) the sale of the Shares and Warrant Shares pursuant to Rule 144 under the Securities Act and in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act, if applicable, or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
     7.5 Information Available. As long as any Investor owns the Shares or Warrant Shares and the Company is subject to the filing requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor upon such Investor’s request and at no cost to the Investor:
     (a) as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, concurrently with delivery to its shareholders generally) one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with U.S. generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of the Investor, its Annual Report on Form 10-K, (iii) upon the request of the Investor, its Quarterly Reports on Form 10-Q, (iv) upon the request of the Investor, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares and Warrant Shares (the foregoing, in each case, excluding exhibits);
     (b) all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and
     (c) upon the reasonable request of the Investor, a reasonable number of copies of the prospectuses and supplements thereto to supply to any other party requiring such prospectuses and supplements; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and Warrant Shares; provided, that the Company shall disclose any confidential information to the Investor only if the Investor has requested such information in writing and shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto.
     7.6 Company Registration.
     (a) Whenever the Company proposes to register any of its securities in an underwritten public offering, other than a registration pursuant to Section 7.1, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 7.6 prior to the effectiveness of such registration, whether or not such Investor or any other Holders have elected to include Registrable Securities in such registration.
     (b) The right of such Investor and all other Investors to registration pursuant to Section 7.6(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and such Investor.
     (c) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of each Holder and registrable securities of other investors in the Company to the extent such shares are subject to piggyback registration rights pursuant to the Company’s Investor Rights Agreement dated as of June 30, 1999, as amended (the “Investor Rights Agreement”) on a pro-rata basis, subject to the terms of this Agreement and the Investor Rights Agreement, and (iii) third, any other securities of the Company that have been requested to be sold.
     7.7 Form S-3 Registration. The Investor may request the Company in writing to file a registration statement on Form S-3 (or any successor form to Form S-3, or any comparable form for registration) for a public offering of Registrable Securities for which the reasonably anticipated aggregate price to the public, net of expenses, would exceed U.S. $20,000,000. Upon receipt of such a request, the Company shall use commercially reasonable efforts to engage underwriters to sell the Registrable Securities on a best efforts basis and shall pay out-of-pocket-expenses (including registration fees and fees of counsel and auditors, but excluding underwriters’ commission which shall be paid from the proceeds of such underwritten offering) related to such registration and offering.
     SECTION 8. Appointment of Director. The Company hereby covenants to OrbiMed that upon the earlier of the Second Closing and sixty (60) days after the First Closing, the Company shall appoint one (1) individual nominated by OrbiMed and approved by the Company (such approval not to be unreasonably withheld) to the vacant seat on the Company’s Board of Directors. The Investor hereby acknowledges and consents that (a) a designee of OrbiMed will be appointed to the Company’s Board of Directors and (b) certain other Investors are affiliated with members of the Company’s Board of Directors.
     SECTION 9. Broker’s Fee. Each of the Investor and the Company agrees to indemnify the other party against any claim for fees by any broker or finder employed by the indemnifying party in connection with the sale of the Shares and Warrant Shares to the Investor. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of the Shares and Warrant Shares to the Investor.

     SECTION 10. Expenses. Each of the parties hereto shall be responsible for the costs, fees and expenses incurred by it in connection with the negotiation of this Agreement and the transactions contemplated thereby; provided that the Company agrees to reimburse OrbiMed for its reasonable costs, fees and expenses (including, but not limited to, reasonable legal fees and expenses) up to a maximum of $50,000. The Company shall be responsible for any registration fees payable to the SEC in connection with the issuance of the Warrants or otherwise in connection with the transactions contemplated by this Agreement.
     SECTION 11. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
if to the Company, to:
NxStage Medical, Inc.
439 S. Union St., 5th Floor
Lawrence, MA 01843
Phone: (978) 687-4700
Fax: (978) 687-4825
Attn: Winifred Swan
Email: wswan@nxstage.com
With a copy to:
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Fax: (650) 473-2601
Attn: Sam Zucker
if to the Investor, to:

Fax:
Attn:

With a copy to:

Fax:
Attn:
     SECTION 12. Changes. No provision of this Agreement may be waived, modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     SECTION 13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     SECTION 15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in New York, New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction.
     SECTION 16. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.

     SECTION 17. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. As it relates to OrbiMed only, the parties agree that the obligations of OrbiMed under paragraph 9 of the letter agreement between the Company and the Investor dated April 17, 2008 shall be terminated upon the First Closing; provided that, as of the date of the First Closing, OrbiMed shall be subject to the Company’s existing Insider Trading Policy as if OrbiMed were controlled by a director of the Company.
     SECTION 18. Specific Performance. The Company acknowledges and agrees that the Investor would suffer irreparable damage if any of the provisions of this Agreement were not performed in accordance with their specific terms and that any breach of this Agreement by the Company could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Investor may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
     SECTION 19. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     SECTION 20. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company may assign, after the Closing, this Agreement or any rights or obligations hereunder in connection with a merger, consolidation, sale of all or substantially all of the Company’s assets or sale of 50% or more of the outstanding equity securities of the Company without the prior written consent of the Investor, and the Investor may not assign this Agreement or any rights or obligations hereunder except as provided in Section 7.2 hereof.
     SECTION 21. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     SECTION 22. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     SECTION 23. Publicity. Each party hereto shall have the right to approve before issuance any press release or any other public statements with respect to the transactions contemplated by this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
NXSTAGE MEDICAL, INC.
By:
      Name:
      Title:
Number of Shares to be purchased by Investor:

Number of Shares underlying the Warrant to be purchased by Investor:

Price Per Share:
$
Aggregate Purchase price for Shares and the Warrant to be purchased by Investor:
$
Print or Type:
Name of Investor:

Name of Individual representing Investor:

Title of Individual representing Investor:

Signature by:
Signature of Individual representing
Investor (if an Institution):

Address:
Telephone:
Facsimile:

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